UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 29, 2006

TOR Minerals International, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
 (State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
 (Registrant's Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

We entered into a lease agreement schedule (the "Schedule") on December 29, 2006 with Banc of America Leasing and Capital, LLC ("BALC") for equipment related to the production of HITOX.  The lease, in the amount of $177,353, has a term of 60 months with equal installments of $2,961.67.  At the end of the lease term, we can either:  1) return the equipment; 2) extend the lease for a period to be agreed upon by us and BALC for an amount equal to the equipment's fair market rental value as determined by BALC; or 3) purchase the equipment at the then fair market value of the equipment.

The Schedule contains an early buyout provision that grants us the option of purchasing the equipment after payment of the 48th installment for $67,926.201 plus any applicable taxes.

The Schedule is part of a master lease agreement entered into with BALC dated August 9, 2004.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit

Number                                  Description

   10.1                      Schedule Number 005 to Master Lease Agreement with BALC, dated December 20, 2006

   10.2                      Master Lease Agreement with BALC, dated August 9, 2004 (incorporated by reference from Exhibit 10.1 to our Current Report on Form 8-K filed October 6, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: January 4, 2007	/s/ STEVEN H. PARKER
Steven H. Parker Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Schedule Number 005 to Master Lease Agreement with BALC, dated December 20, 2006
10.2	Master Lease Agreement with BALC, dated August 9, 2004 (incorporated by reference from Exhibit 10.1 to our Current Report on Form 8-K filed October 6, 2004)